SCHEDULE 14C INFORMATION


             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:
( )  Preliminary Information Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
(X)  Definitive Information Statement

                                TM Century, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X)  No Fee Required
( )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

         -----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     3)   Filing Party:

         -----------------------------------------------------------------------

                                TM CENTURY, INC.

                                  2002 ACADEMY

                                DALLAS, TX 75234


                           2003 INFORMATION STATEMENT




TO OUR STOCKHOLDERS:

The accompanying information is being provided by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of five directors to serve one-year terms and until their successors are elected and qualified.

It is anticipated that the holders of 69.6% of the outstanding Common Stock of the Company will execute a written consent (i) approving the election as directors of the five nominees of the Board of Directors and (ii) ratifying the Board's anticipated appointment of King Griffin & Adamson P.C. as independent public accountants of the Company for the fiscal year ending September 30, 2003. Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 2003. Because the election of the five nominees and ratification of the appointment of King Griffin & Adamson P.C. is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

It is anticipated that the written consent of stockholders referred to above will be executed on or around March 24, 2003. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.

This information statement is expected to be mailed to shareholders on or about February 11, 2003.



Dallas, Texas                     /s/ David Graupner
January 28, 2003                 -------------------
                                 David Graupner
                                 President, Chief Executive Officer and Director




WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE REQUESTED NOT
                         TO SEND US A PROXY OR CONSENT.

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

General
-------

Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of five directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.


                                                                               Officer/Director
Name                    Age     Position                                             Since
-----------------------------------------------------------------------------------------------
Marjorie L. McIntyre    77      Chairman of the Board of Directors /Consultant   August 1990

A. Ann Armstrong        69      Director                                         August 1990

Carol M. Long           53      Director                                         March 1999

Michael E. Cope         55      Director                                         August 1999

David Graupner          45      President & CEO and Director                     May 1996

Marcus D. Hill          40      Vice President of Operations                     April 1999

Teri R.S. James         47      Vice President of Finance & CFO                  September 1999

John E. Kuykendoll      56      Vice President of Facilities                     August 2000


Election of Directors
---------------------

Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Each of the five current directors of the Company, Marjorie L. McIntyre, A. Ann Armstrong, Carol M. Long, Michael E. Cope and David Graupner, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company. It is anticipated that Carol M. Long and A. Ann Armstrong, who collectively hold 69.6% of the outstanding Common Stock of the Company in their capacities as co-trustees of the Marjorie McIntyre Trust, will execute such written consent on or about March 24, 2003 (see "Voting Securities and Principal Stockholders"). Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected.

No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

Board of Directors and Committees
---------------------------------

The Board of Directors held 5 meetings during fiscal 2002. Each director attended at least 75% of the total number of meetings held (during his or her term as a director) by the Board and each committee on which such director served.

The Company presently has a standing Audit Committee, of which Ms. Armstrong and Mr. Cope are members. Both Mr. Cope and Ms. Armstrong meet independence requirements as defined by Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services and review of financial information and audit procedures. The Board of Directors has not adopted a written charter for the Audit Committee.

The Executive Compensation Committee, consisting of Ms. Long and Mr. Cope, met on July 31, 2002 to discuss the continued employment of David Graupner as Chief Executive Officer. The committee agreed to extend the terms of Mr. Graupner's contract through September 30, 2002. In addition, the committee discussed the terms of a three year contract effective October 1, 2002 which was proposed and accepted by the Board of Directors and Mr. Graupner at the September 27 meeting of the Board of Directors.

Business Experience of Directors and Executive Officers
-------------------------------------------------------

Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. ("Century 21"), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director of that firm from 1958 to 1973.

A. Ann Armstrong is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and from 1981 through 1983 with Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1983 through 1989. Ms. Armstrong is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, and served as a director of that firm from 1958 through 1963. Ms. Armstrong holds a Bachelors of Science in Accounting from New York University magna cum laude, 1976, a Masters in Business Administration in Finance from New York University with distinction, 1977, and a Juris Doctorate from Yale Law School, 1979.

Carol M. Long is the co-owner of Lightcatcher Productions, a film and video production company which has operated since 1996 and is currently located in Springdale, Arkansas. She also serves as Director and Corporate Secretary for Vendyl Jones Research Institute, a non profit organization based in Arlington, Texas which is dedicated to Biblical Archaeology in the Middle East. Ms. Long was a director of TM Century, Inc. from 1990 to 1995 and served as a consultant to the Company from 1995 to 1998. Ms. Long is the daughter of Marjorie McIntyre.

Michael Cope was President, CEO and Chairman of Interphase Corporation, a Dallas based publicly owned computer technology manufacturer, from 1974 through 1994. Following his retirement from Interphase Corporation he served on the board of directors for that company until 1996. Mr. Cope was a member of the board of directors for XLNT, Inc., a San Diego based networking technology supplier from 1996 until the company was bought by Intel in 1999. He currently serves as CEO and member of the board of directors of Phoenix Ventures, LTD, a Turks and Caicos based offshore corporation involved in establishing a government sponsored and licensed lottery in the Caribbean and Latin America. He is also a member of the board of directors for Liaison, Inc., a Dallas based health care management company, and Hi-Line Electric, Inc., a Dallas based distributor of electronic goods. Mr. Cope also sits on the advisory boards of several Dallas based private companies.

David Graupner was elected to the board of directors in March, 1999 and named President and CEO effective May 1, 1999. Mr. Graupner joined the Company as

Executive Vice President in May 1996. From 1990 to 1996 he was employed as Vice President and General Manager of Midcontinent Media in Madison, Wisconsin where he was responsible for the day-to-day operations of several radio stations. Mr. Graupner has over 25 years experience in network radio and program syndication, radio programming and managing radio stations.

Marcus Hill joined the Company as Operations Manager in August, 1998 and was named Vice President of Operations in July 1999. Before joining the Company he spent ten years running studio operations for a Dallas based corporation specializing in musical advertising campaigns as well as other broadcast services. Mr. Hill began his career as a recording engineer with Omega Audio and brings many years experience as producer, engineer and musician to his position, which encompasses all aspects of the acquisition, production, and distribution of TM Century products. He has a Bachelor of Fine Arts Degree in cinematography from Stephen F. Austin State University.

Teri James joined TM Century in April 1997 and was named Vice President of Finance in September 1999. The Board of Directors named Ms. James to the position of Chief Financial Officer effective October 1, 2000. From 1995 until 1997 she served as Controller for Digital Data Systems, Inc., an Irving, Texas based company which produced Homescope multiple listing service on cd-rom. Prior to 1995 she acted as Controller for Hawaii Properties, Inc., a Dallas based real estate management company. Ms. James has a Bachelor of Science degree in Accounting from Southwest Missouri State University and has been a C.P.A. since 1981.

John Kuykendoll joined TM Century (then known as TM Communications) in October 1989 as Shipping Manager after the acquisition of Media General Broadcast Services. Mr. Kuykendoll has devoted his career to providing timely and cost effective shipping methods, inventory management, and facilities management. In August, 2000 the Board of Directors named Mr. Kuykendoll to the position of Vice President of Facilities.


Compliance with Section 16(a) of the Securities Exchange Act
------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officers (no other executive officers met the minimum compensation threshold of $100,000 for inclusion in the tables) (the "Named Executive Officers") for the last three years, (2) certain information regarding option values. No options were granted under the Company's long-term performance incentive plan to the Named Executive Officers during the year ended September 30, 2002.

                                                  Summary Compensation Table
                                                                             Long Term
                                      Annual Compensation               Compensation Awards
                                                                       Securities Underlying     All Other
Name and Principal Position     Year    Salary ($)     Bonus ($)            Options (#)        Compensation
David Graupner                  2002     180,000                                0              (2)     7,200

President & CEO                 2001     180,000        45,000                  0              (1)(2) 12,669

                                2000     150,000        20,000                  0              (1)     1,275



(1)  Company matching of 401(k) contributions.
(2)  Auto allowance.


                 Aggregated Option Exercises in Last Fiscal Year
                        and FiscalYear-End Option Values
------------------------------------------------------------------------------------------
                                              Number of Securities    Value of Unexercised
                                             Underlying Unexercised   In-the-Money Options
                     Shares       Value         Options at FY-End         at FY-End (1)
                    Acquired     Realized    ----------------------  ---------------------
        Name      on Exercise      ($)          (#) Exercisable/        ($) Exercisable/
                                                  Unexercisable          Unexercisable
------------------------------------------------------------------------------------------
David Graupner         -            -                 25,000/ -                  -


(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the option. The fair market value of the Company's Common Stock was $.28 per share on September 30, 2002. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock option and award plan.

Compensation of Directors and Employment Contracts
--------------------------------------------------

Marjorie McIntyre

In July 1999, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $60,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement. This agreement was extended through December 31, 2002. Effective January 1, 2003 the Company entered into a two year agreement with Mrs. McIntyre, which provides for annual compensation of $75,000 for consulting services.

Ann Armstrong

Ms. Armstrong, as a non-employee director, receives monthly fees of $1,500 for her attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 2002, Ms. Armstrong received total fees of $18,000.

In addition to cash compensation, Ms. Armstrong received Nonqualified Stock Options for her involvement with the Compensation Committee under the terms of the 1991 Long Term Performance Incentive Plan ("1991 Plan") and for her involvement with the administration of the TM Century, Inc. 2000 Stock Option Plan ("2000 Plan").

For a period of five years from inception, each Plan provides a Nonqualified Stock Option granting 2,500 shares of Common Stock each December at an exercise price of $1.20 per share under the Company's 1991 Plan and $.15 per share under the 2000 Plan to each director who at the time of grant was a member of the Compensation Committee, and who was not an employee or full time consultant of the Company. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Ms. Armstrong currently has 7,500 and 7,500 options granted under the 1991 and 2000 Plans, respectively.

Carol Long

Ms. Long, as a non-employee director, receives monthly fees of $2,000 for her attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 2002, Ms. Long received total fees of $24,000.

Ms. Long is also eligible to receive Nonqualified Stock Options under the terms of the 2000 Plan in her capacity as a non-employee director charged with administering the Plan. Ms. Long has been granted 7,500 options under the 2000 Plan.

Michael Cope

Mr. Cope, the third non-employee director, receives no cash compensation but was granted a Nonqualified Stock Option under the 1991 Plan. Upon his election as a director in August 1999 Mr. Cope was granted options on 100,000 shares of Common Stock at $ .75 per share. Each option has a term of ten years and vests with respect to 10% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 10% of such shares every six months thereafter.

Mr. Cope is also eligible to receive Nonqualified Stock Options under the terms of the 2000 Plan in his capacity as a non-employee director charged with administering the Plan. Mr. Cope has been granted 7,500 options under the 2000 Plan.

David Graupner

Effective May 1999, the Company entered into a thirty-eight month employment contract with David Graupner, the President and CEO of the Company, which provided for a base annual salary of $150,000 and eligibility to participate in the Company's Bonus Plan. At a meeting held October 30, 2000 by the Compensation Committee of the Board of Directors, Mr. Graupner's salary was increased to $180,000. The agreement term was extended through September 30, 2002. A new agreement was approved effective October 1, 2002 which provides for a base salary of $180,000 per year through September 30, 2005 and performance based bonuses to be determined annually. The agreement also grants Mr. Graupner 250,000 stock options at $ .34 per share which vest at a rate of 40% upon grant and 20% per year thereafter through the term of the agreement.

Consulting Agreements

Effective June 30, 1999 the Board entered into a five year consulting agreement with former President and CEO Neil Sargent, which provides for payments of $21,600 annually and retention of the options for 100,000 shares of common stock granted by the Board of Directors on March 13, 1995 and the options for 15,000 shares granted by the Board of Directors on November 4, 1998 for the term of the agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

It is anticipated that King Griffin & Adamson P.C. will be appointed by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending September 30, 2003. Such appointment is expected to be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors." Representatives of King Griffin & Adamson P.C. will not be present at a security holders' meeting, as the Board of Directors has determined no annual meeting will be held.

Audit Fees

Fees in the amount of $32,450 were paid to King Griffin & Adamson P.C. for the audit of the Company's annual financial statements and reviews of the financial statements included in the Company's forms 10-QSB for the fiscal year ended September 30, 2002.

All Other Fees

Fees totaling $1,275 were paid to King Griffin & Adamson P.C. for consultation on general matters during fiscal 2002.

AUDIT COMMITTEE REPORT

The Audit Committee met with members of the Company's management and independent auditors, King Griffin & Adamson P.C. on December 9, 2002 to review and discuss the audit performed for the year ended September 30, 2002 and the consolidated financial statements as of September 30, 2002 and 2001 and for each of the fiscal periods ended September 30, 2002 and 2001.

Subsequently, the Audit Committee met exclusively with King Griffin & Adamson P.C. to discuss matters required to be discussed by SAS 61. Written disclosures and the letter from King Griffin & Adamson P.C. required by the Independent Standards Board Standard No. 1 were provided to the Audit Committee.

Based on the review and discussions by the Audit Committee and the independent auditors the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002 for filing with the Commission.

Audit Committee Members:
A. Ann Armstrong
Michael Cope



           [The remainder of this page is intentionally left blank.]

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, the Named Executive Officers, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 2002 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of December 31, 2002 there were 2,481,193 shares of Common Stock outstanding.

Name and Address                                Number of
                                                Beneficially            Percent
                                                Owned Shares            of Class
-------------------------------------------------------------------------------
Marjorie L. McIntyre                            1,755,000 (1) (2)       70.7
2002 Academy
Dallas, TX  75234

Carol M. Long                                   1,730,000 (1) (2) (12)  69.6
2002 Academy
Dallas, TX  75234

A. Ann Armstrong                                1,737,500 (1) (2) (3)   69.7
21500 Armstrong Road
Grass Valley, CA  95949

Neil W. Sargent                                   152,750 (4)            5.9
9531 E. Chuckwagon Lane
Scottsdale, AZ  85262

Michael E. Cope                                    74,250 (5)            2.9
3550 Carmel Court
Southlake, TX  76092

David Graupner                                    125,000 (6)            4.8
2002 Academy
Dallas, TX  75234

Marcus Hill                                         8,300 (7)            0.3
2002 Academy
Dallas, TX  75234

Teri James                                          8,800 (8)            0.3
2002 Academy
Dallas, TX  75234

John Kuykendoll                                     5,425 (9)            0.2
2002 Academy
Dallas, TX  75234

A   group,   composed   of   Mrs.   McIntyre    1,755,000 (1) (2) (10)  70.7
(individually),   and  Ms.   Long   and  Ms.
Armstrong,  as  Co-Trustees  of the Marjorie
McIntyre  Trust  (the  "Trust")  created  by
instrument   dated   November  18,  1984  by
Marjorie L. McIntyre, as Settlor

All officers and directors as a group
(8 persons)                                     1,992,775 (11)          73.3

(1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Ms. Long and Ms. Long's children are co-income beneficiaries; Ms. Long's descendants are remainder beneficiaries; and Ms. Long and Ms. Armstrong are co-Trustees. Ms. Long and Ms. Armstrong must act unanimously to vote or dispose of shares held by the Trust. Disclosures in this Information Statement regarding the Trust and its holdings are based on information provided to the Company by the trustees.

(2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Ms. Armstrong and the Trust, respectively; Ms. Long disclaims beneficial ownership of the shares held by Mrs. McIntyre, Ms. Armstrong, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Ms. Armstrong disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively.

(3) Includes 11,750 shares that Ms. Armstrong has the right to acquire pursuant to presently exercisable nonqualified stock options.

(4) Includes 112,000 shares that Mr. Sargent has the right to acquire pursuant to presently exercisable incentive stock options.

(5) Includes 74,250 shares that Mr. Cope has the right to acquire pursuant to presently exercisable nonqualified stock options.

(6) Includes 125,000 shares that Mr. Graupner has the right to acquire pursuant to presently exercisable incentive stock options.

(7) Includes 8,300 shares that Mr. Hill has the right to acquire pursuant to presently exercisable incentive stock options.

(8) Includes 8,800 shares that Ms. James has the right to acquire pursuant to presently exercisable incentive stock options.

(9) Includes 5,200 shares that Mr. Kuykendoll has the right to acquire pursuant to presently exercisable incentive stock options.

(10) Ms. Long and Ms. Armstrong, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

(11) Includes 147,300 shares and 90,250 shares that the officers and directors, respectively, have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options.

(12) Includes 4,250 shares that Ms. Long has the right to acquire pursuant to presently exercisable nonqualified stock options.

Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.



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

A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains consolidated financial statements as of September 30, 2002 and 2001 and for each of the fiscal periods ended September 30, 2002 and 2001.

A copy of the Company's 2002 Annual Report on Form 10-KSB is available to each stockholder without charge by writing to Shareholder Relations, TM Century, Inc., 2002 Academy, Dallas, TX 75234.



                                           By Order of the Board of Directors,


                                            /s/ David Graupner
                                           -------------------
                                           David Graupner
                                           President and Chief Executive Officer



Dallas, Texas
February 11, 2002



















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